Exhibit 10.10

DIRECTORS INAUGURAL RESTRICTED STOCK UNIT AGREEMENT

UNDER THE ELECTOCORE, INC.

2018 OMNIBUS EQUITY COMPENSATION PLAN

Pursuant to the electroCore, Inc. 2018 Omnibus Equity Compensation Plan (the “Plan”), electroCore, Inc., a Delaware corporation (together with all successors thereto, the “Company”), hereby enters into this Restricted Stock Unit Agreement with the undersigned employee (the “Grantee”), pursuant to which the Company will issue the number of shares of the Company’s common stock equal to the number of Restricted Stock Units (“RSU’s”) granted hereunder in accordance with the terms set forth in this agreement (the “Agreement”).

Notwithstanding anything in this Agreement to the contrary, the grant of the RSUs pursuant to this Agreement and the issuance of shares of the Company’s common stock in settlement of such RSUs shall be subject to, and governed by, all the terms and conditions of the Plan. To the extent there is any inconsistency between the terms of the Plan and of this Agreement, the terms of the Plan shall control.

All capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings given such terms in the Plan.

Number of RSUs Granted:	[ ]
Grant Date:	[_______, 20__	]

1. General. Each RSU represents a right to receive one share of the Company’s common stock (a “Share”) in accordance with and subject to the terms and conditions of this Agreement and the Plan. By execution of this Award Agreement, the Grantee agrees to be bound by all of the terms and provisions of the Plan, the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Committee made from time to time.

2. Account for Grantee. The Company shall maintain a bookkeeping account for the Grantee (the “Account”) reflecting the number of RSUs then credited to the Grantee hereunder as a result of such grant of RSUs.

3. Nontransferability. The Grantee may not transfer RSUs or any rights hereunder to any third party other than by will or the laws of descent and distribution.

4. Vesting and Forfeiture. The RSUs shall vest in three equal installments as follows: (a) one third of the RSUs shall vest on the close of business the day prior to the first annual meeting of the Company’s stockholders following the Grant Date; (b) one third of the RSUs shall vest on the close of business the day prior to the second annual meeting of the Company’s stockholders following the Grant Date and (c) one third of the RSUs shall vest on the close of business the day prior to the third annual meeting of the Company’s stockholders following the Grant Date (each a “Vesting Date”) if the Grantee remains in continuous service with the Company or an Affiliate through such Vesting Date. If the Grantee has a Termination of Affiliation for any reason prior to a Vesting Date, all unvested RSUs of such Termination of Affiliation shall be forfeited without payment of any consideration and this Agreement shall be of no further force or effect on the date of such forfeiture.

5. Settlement—Delivery of Shares. The Company shall issue the Shares underlying the portion of the RSUs granted hereunder that have vested pursuant to Section 4 to the Grantee (or to the Grantee’s designated beneficiary if the Grantee has died) in settlement of the Grantee’s vested RSUs as soon as reasonably practicable after the applicable Vesting Date.

6. Miscellaneous.

(a) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(b) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(c) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

ELECTROCORE, INC.

By:
Name:
Title:

Address:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan and understands that the RSUs granted herein are subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions thereof and of the Plan hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

Name:

DESIGNATION OF BENEFICIARY:

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